Exhibit 10.3

Execution Version

AMENDMENT NO. 1

AMENDMENT No. 1, dated as of April 23, 2010 (this “Amendment”), to the Credit Agreement referred to below, among NTELOS INC., a Virginia corporation (the “Borrower”), certain subsidiaries of the Borrower party thereto (the “Subsidiary Guarantors”) and the Lenders (as defined in the Credit Agreement referred to below) party hereto.

PRELIMINARY STATEMENTS

A. The Borrower, the Subsidiary Guarantors, the Lenders, and JP Morgan Chase Bank, N.A., as collateral agent, administrative agent, issuing bank and swing line bank are parties to a Credit Agreement, dated as of August 7, 2009 (as in effect on the date hereof, the “Credit Agreement”).

B. As contemplated by Section 9.01 of the Credit Agreement, the Borrower has requested that the Agents and Lenders amend certain terms of the Credit Agreement as hereinafter provided, and the Agents and the Required Lenders have agreed to amend the Credit Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendment to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, Section 5.01(n) of the Credit Agreement is hereby amended by deleting the phrase “on and after the 270th day following the Closing Date” and replacing it with the following phrase “on and after December 31, 2010.”

SECTION 3. Effectiveness. The effectiveness of the amendment to the Credit Agreement set forth in Section 2 of this Amendment is subject to the execution and delivery hereof by the Borrower, the Subsidiary Guarantors, and the Required Lenders (the date of such execution and delivery, the “Effective Date”).

SECTION 4. Costs and Expenses. Without limiting the obligations of Borrower under the Credit Agreement, the Borrower agrees to pay to the Administrative Agent all of the Administrative Agent’s costs, expenses, fees and disbursements paid or payable in connection with the preparation, negotiation, execution and delivery of this Amendment, including the fees of counsel to the Administrative Agent in connection with the foregoing.

SECTION 5. Consent and Affirmation of the Loan Parties.

(a) Each Loan Party (prior to and after giving effect to this Amendment) hereby consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

(b) Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION 6. Confirmation of Representations and Warranties.

(a) Each Loan Party hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained in such representations and warranties) on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

(b) Each Loan Party represents and warrants, on and as of the date hereof, that (i) it has the requisite power to execute and deliver this Amendment, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby has been duly and validly taken; (ii) this Amendment has been duly authorized, executed and delivered by it and (iii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of this Amendment.

(c) Each Loan Party represents and warrants that this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) Each Loan Party hereby represents and warrants that, on and as of the date hereof, no event has occurred and is continuing that constitutes a Default or an Event of Default.

SECTION 7. Reference to and Effect on the Credit Agreement.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) The Credit Agreement as specifically amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall be a “Loan Document” for purposes of the definition thereof in the Credit Agreement.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement.

SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 9. Governing Law. This Amendment, including any claim or controversy arising herefrom whether sounding in contract law, tort law or otherwise, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflicts of laws principles thereof that would result in the application of any law other than the laws of the State of New York.

SECTION 10. Headings. Section headings are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 11. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

NTELOS INC., as Borrower

By
Name:	Michael B. Moneymaker
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

NA COMMUNICATIONS, INC.
NTELOS CABLE INC.
NTELOS CABLE OF VIRGINIA INC.
NTELOS COMMUNICATIONS INC.
NTELOS COMMUNICATIONS SERVICES INC.
NTELOS CORNERSTONE INC.
NTELOS LICENSES INC.
NTELOS MEDIA INC.
NTELOS NETACCESS INC.
NTELOS NET LLC
NTELOS NETWORK INC.
NTELOS OF WEST VIRGINIA INC.
NTELOS PCS INC.
NTELOS PCS NORTH INC.
R&B CABLE, INC.
R&B COMMUNICATIONS, INC.
R&B NETWORK, INC.
RICHMOND 20MHZ, LLC
ROANOKE & BOTETOURT NETWORK LLC
THE BEEPER COMPANY
VIRGINIA RSA 6 LLC
VIRGINIA PCS ALLIANCE, L.C.
VIRGINIA TELECOMMUNICATIONS PARTNERSHIP
WEST VIRGINIA PCS ALLIANCE, L.C., as Guarantors

By
Name:	Michael B. Moneymaker
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

JPMORGAN CHASE BANK, N.A., as a Lender

By
Name:
Title:

[NAME OF LENDER], as a Lender

By
Name:
Title: